FILE NO. 70-9897
(Withdrawal of Post Effective Amendments Nos. 3 and 4)
SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 TO
FORM U-1
APPLICATION / DECLARATION
UNDER
THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
______________________________
Allegheny Energy, Inc. 10435 Downsville Pike Hagerstown, MD 21740 Allegheny Ventures, Inc. 10435 Downsville Pike Hagerstown, MD 21740
Allegheny Energy Supply Company, L.L.C. 4350 Northern Pike Monroeville, PA 15146-2841
_____________________________
Allegheny Energy, Inc. 10435 Downsville Pike Hagerstown, MD 21740
The Commission is requested to send copies of all notices, orders and communications in connection with this Application / Declaration to:
Thomas K. Henderson, Esq. Vice President and General Counsel Allegheny Energy, Inc 10435 Downsville Pike Hagerstown, MD 21740	Anthony Wilson, Esq. Senior Counsel Allegheny Energy Service Corporation 10435 Downsville Pike Hagerstown, MD 21740

WITHDRAWAL

OF

WITHDRAWAL OF POST EFFECTIVE AMENDMENTS NOS. 3 AND 4

By Post Effective Amendments Nos. 3 (Extension of Time) and 4 (Trading Outside the United States), Applicants filed seeking authorization of the transactions therein. Now comes Applicants and announces that it will not proceed with the transactions therein. Accordingly, Applicants respectfully withdraw Post Effective Amendments Nos. 3 and 4 from Commission consideration.

SIGNATURE

Pursuant to the requirements of the Public Utility Holding Company Act of 1935, the undersigned companies have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.

Allegheny Energy, Inc.
Allegheny Energy Supply Company, LLC
Allegheny Ventures, Inc.

By: /s/ THOMAS K. HENDERSON
Thomas K. Henderson

Dated: October 31, 2002